AMENDMENT NO. 10
TO
FIRST RESTATED
MASTER DISTRIBUTION AGREEMENT
(CLASS B SHARES)
     The First Restated Master Distribution Agreement (Class B Shares) (the “Agreement”) made as of the 18th day of August, 2003, as subsequently amended, and as restated the 20th day of September, 2006, by and between each registered investment company set forth on Schedule A to the Agreement (each individually referred to as the “Fund”, or collectively, the “Funds”), severally, on behalf of each of its series of common stock or beneficial interest, as the case may be, set forth on Schedule A to the Agreement (each, a “Portfolio”), with respect to the Class B Shares (the “Shares”) of each Portfolio, and INVESCO AIM DISTRIBUTORS, INC., a Delaware corporation (the “Distributor”), is hereby amended as follows:
     WHEREAS, the parties desire to amend the Agreement to change the name of AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund to AIM Balanced-Risk Retirement Now Fund, AIM Balanced-Risk Retirement 2010 Fund, AIM Balanced-Risk Retirement 2020 Fund, AIM Balanced-Risk Retirement 2030 Fund, AIM Balanced-Risk Retirement 2040 Fund and AIM Balanced-Risk Retirement 2050 Fund, respectively;
     NOW, THEREFORE, Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached to this amendment.
     All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.
Dated: November 4, 2009

Each FUND listed on Schedule A on behalf of the Shares of each Portfolio listed on Schedule A

By:	/s/ John M. Zerr

Name: John M. Zerr
Title: Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

By:	/s/ John S. Cooper

Name: John S. Cooper
Title: President

“SCHEDULE A
TO
FIRST RESTATED
MASTER DISTRIBUTION AGREEMENT
(CLASS B SHARES)
AIM COUNSELOR SERIES TRUST
Portfolios
AIM Core Plus Bond Fund
AIM Multi-Sector Fund
AIM Select Real Estate Income Fund
AIM Structured Core Fund
AIM Structured Growth Fund
AIM Structured Value Fund
AIM EQUITY FUNDS
Portfolios
AIM Capital Development Fund
AIM Charter Fund
AIM Constellation Fund
AIM Diversified Dividend Fund
AIM Large Cap Basic Value Fund
AIM Large Cap Growth Fund
AIM Summit Fund
AIM FUNDS GROUP
Portfolios
AIM Basic Balanced Fund
AIM European Small Company Fund
AIM Global Core Equity Fund
AIM International Small Company Fund
AIM Mid Cap Basic Value Fund
AIM Select Equity Fund
AIM Small Cap Equity Fund

AIM GROWTH SERIES
Portfolios
AIM Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund
AIM Basic Value Fund
AIM Conservative Allocation Fund
AIM Global Equity Fund
AIM Growth Allocation Fund
AIM Income Allocation Fund
AIM International Allocation Fund
AIM Mid Cap Core Equity Fund
AIM Moderate Allocation Fund
AIM Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund
AIM Small Cap Growth Fund
AIM INTERNATIONAL MUTUAL FUNDS
Portfolios
AIM Asia Pacific Growth Fund
AIM European Growth Fund
AIM Global Growth Fund
AIM Global Small & Mid Cap Growth Fund
AIM International Core Equity Fund
AIM International Growth Fund
AIM INVESTMENT FUNDS
Portfolios
AIM Balanced-Risk Allocation Fund
AIM China Fund
AIM Developing Markets Fund
AIM Global Health Care Fund
AIM International Total Return Fund
AIM Japan Fund
AIM Trimark Fund
AIM Trimark Endeavor Fund
AIM Trimark Small Companies Fund

AIM INVESTMENT SECURITIES FUNDS
Portfolios
AIM Core Bond Fund
AIM Dynamics Fund
AIM Global Real Estate Fund
AIM High Yield Fund
AIM Income Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Real Estate Fund
AIM U.S. Government Fund
AIM SECTOR FUNDS
Portfolios
AIM Energy Fund
AIM Financial Services Fund
AIM Gold & Precious Metals Fund
AIM Leisure Fund
AIM Technology Fund
AIM Utilities Fund
AIM TAX-EXEMPT FUNDS
Portfolio
AIM High Income Municipal Fund”